Exhibit 99.1

MoSys, Inc. Reports Second Quarter 2013 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 19, 2013--MoSys, Inc., (NASDAQ: MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the second quarter ended June 30, 2013.

Second Quarter and Recent Highlights

  Secured multiple new design wins for Bandwidth Engine® and LineSpeed™ integrated circuits (ICs);
  Shipped prototype quantities of Bandwidth Engine 2 and initial samples of LineSpeed Gearbox ICs;
  Announced second product in the LineSpeed family, the 100G Quad Retimer;
  Obtained net proceeds of $27.7 million from underwritten public offering of common stock; and
  Ended the quarter with total cash and investments of $58.9 million.

Management Commentary

“During the quarter, we continued to build sales and design win momentum, securing multiple new design wins for our Bandwidth Engine products,” commented Len Perham, MoSys’ President and Chief Executive Officer. “I was pleased with our win rate during the quarter, especially with new customers. After further testing and characterization, Bandwidth Engine 2 continues to meet or exceed specifications, and we made initial shipments to our customers.

“The addition of the LineSpeed family of single-chip PHY ICs to our product offerings complements our Bandwidth Engine products for next generation networking and communications systems and provides MoSys with a significantly expanded market opportunity. We recently achieved our first design engagements for Gearbox ICs in two high-performance line card applications. Although the majority of activity has been for our 100G Multi-Mode Gearbox, our recently released 100G Quad Retimer has also been well-received. The LineSpeed devices represent a growing percentage of our sales activity, which is a strong testament to the considerable importance of these functions to future system design requirements, the quality and capabilities of our technology, and the tireless efforts of our sales and marketing teams.

“In summary, I am pleased with the level of activity, both internally and externally, as we continue to make notable progress toward becoming a viable fabless semiconductor company. We have grown our sales pipeline for both the Bandwidth Engine and LineSpeed products and have multiple prospective customers advancing in the decision process. With the recent infusion of capital from our public offering, we are well positioned to expedite new product development and further our sales activities in order to drive additional design wins and future revenue.”

Second Quarter Results

Total net revenue for the second quarter of 2013 was $1.1 million, compared with $1.3 million reported in the first quarter of 2013 and $1.7 million in the second quarter of 2012.

Second quarter 2013 total revenue included licensing and other revenue of $0.1 million, consistent with the previous quarter and compared with $0.6 million in the second quarter of 2012. Revenue attributable to shipments of integrated circuits is included in licensing and other revenue. Second quarter 2013 royalty revenue was $1.0 million, compared with $1.1 million in both the previous quarter and the second quarter of 2012.

Gross margin for the second quarter of 2013 was 93 percent, compared with 99 percent in the first quarter of 2013 and 90 percent for the second quarter of 2012.

Total operating expenses on a GAAP basis for the second quarter of 2013 were $7.4 million, compared with $6.3 million in the previous quarter and $8.1 million for the second quarter of 2012. Second quarter 2013 operating expenses included $0.3 million of amortization of intangible assets and $1.0 million in stock-based compensation expense.

GAAP net loss for the second quarter of 2013 was $6.4 million, or ($0.15) per share, compared with a net loss of $5.0 million, or ($0.12) per share, in the previous quarter and a net loss of $6.6 million, or ($0.17) per share, for the second quarter of 2012. The non-GAAP net loss for the second quarter of 2013 was $5.2 million, or ($0.12) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the second quarter of 2013 were computed using approximately 43.9 million weighted shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

As of June 30, 2013, cash and investments totaled $58.9 million, which included approximately $27.7 million in net cash proceeds received from the Company’s May 2013 public offering of common stock.

The Company also announced, in accordance with NASDAQ Listing Rule 5635(c)(4), as a material inducement to the hiring of five new employees, it has granted or offered to grant stock options for a total of 136,000 shares of common stock. Inducement option grants have an exercise price equal to the closing price of the Company’s common stock on the NASDAQ market on the grant date, and vest over four years and expire in ten years, assuming continued service.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the second quarter 2013 financial results. Investors and other interested parties may access the call by dialing 1-866-515-2907 in the U.S. (1-617-399-5121 outside of the U.S.), and entering the pass code 11984387 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-888-286-8010 in the U.S. (1-617-801-6888 outside of the U.S.), pass code of 79466204.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and amortization of recorded intangible assets. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 19, 2013, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from our IC products and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional design wins for Bandwidth Engine ICs;
  commencing volume shipments of Bandwidth Engine ICs;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the Company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the networking and communications systems markets to address the continual increase in Internet users, data and services. The company’s solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys’s Bandwidth Engine® and LineSpeed™ IC product families are based on the company’s patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the company’s highly efficient GigaChip™ Interface. MoSys is headquartered in Santa Clara, California. More information is available at http://www.mosys.com.

MoSys, 1T-SRAM and Bandwidth Engine are registered trademarks of MoSys, Inc. in the US and/or other countries. Breaking Bandwidth Barriers, GigaChip, LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net Revenue
Licensing and other	$160	$644	$409	$865
Royalty	960	1,092	2,046	2,295
Total net revenue	1,120	1,736	2,455	3,160

Cost of Net Revenue
Licensing and other	77	179	96	236
Total cost of net revenue	77	179	96	236

Gross Profit	1,043	1,557	2,359	2,924

Operating Expenses
Research and development	5,983	6,688	11,303	14,194
Selling, general and administrative	1,460	1,428	3,083	4,354
Gain on sale of assets	-	-	(630)	(1,856)
Total operating expenses	7,443	8,116	13,756	16,692

Loss from operations	(6,400)	(6,559)	(11,397)	(13,768)

Other income, net	24	36	44	60
Loss before income taxes	(6,376)	(6,523)	(11,353)	(13,708)

Income tax provision	20	30	40	60

Net loss	$(6,396)	$(6,553)	$(11,393)	$(13,768)

Net loss per share
Basic and diluted	($0.15)	($0.17)	($0.27)	($0.36)

Shares used in computing net loss per share
Basic and diluted	43,892	38,880	42,078	38,723

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP net loss	$(6,396)	$(6,553)	$(11,393)	$(13,768)
Stock-based compensation expense
- Cost of net revenue	5	38	7	46
- Research and development	720	730	1,310	1,496
- Selling, general and administrative	236	252	532	521
Total stock-based compensation expense	961	1,020	1,849	2,063

Amortization of intangible assets	250	563	500	1,246

Non-GAAP net loss	$(5,185)	$(4,970)	$(9,044)	$(10,459)

GAAP net loss per share	$(0.15)	$(0.17)	$(0.27)	$(0.36)
Reconciling items
- Stock-based compensation expense	0.02	0.03	0.05	0.06
- Amortization of intangible assets	0.01	0.01	0.01	0.03

Non-GAAP net loss per share: basic and diluted	$(0.12)	$(0.13)	$(0.21)	$(0.27)

Shares used in computing non-GAAP net loss per share
Basic and diluted	43,892	38,880	42,078	38,723

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30,	December 31,
	2013	2012

Assets
Current assets:
Cash, cash equivalents and investments	$39,985	$33,327
Accounts receivable, net	81	287
Prepaid expenses and other assets	1,623	1,362
Total current assets	41,689	34,976

Long-term investments	18,951	7,383
Property and equipment, net	915	1,238
Goodwill	23,134	23,134
Intangible assets, net	2,154	2,654
Other assets	139	149
Total assets	$86,982	$69,534

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$445	$393
Accrued expenses and other liabilities	2,105	3,947
Deferred revenue	241	481
Total current liabilities	2,791	4,821

Long-term liabilities	197	171

Stockholders' equity	83,994	64,542

Total liabilities and stockholders’ equity	$86,982	$69,534

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1-408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1-972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com